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AUTODESK, INC.

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Autodesk Comments on Letter from Starboard

SAN FRANCISCO, June 17, 2024 – Autodesk, Inc. (NASDAQ: ADSK) today issued the following statement in response to a letter from Starboard Value LP to its shareholders:

Autodesk’s Board of Directors maintains an open dialogue with our shareholders and welcomes input on our business, including from Starboard, with whom we have sought to engage constructively since they first reached out in early June. The Autodesk Board and management team regularly evaluate opportunities to enhance long-term value and will carefully review Starboard’s letter.

Consistent with market practice, Autodesk’s bylaws include a customary period, in advance of each year’s annual meeting, during which all shareholders have the opportunity to submit proposals and make director nominations. That period closed on March 23, 2024, and Autodesk did not receive any proposals or director nominations. Starboard is seeking to leverage a now-completed internal investigation that resulted in no financial restatement as a pretext for re-opening the advance notice period. Autodesk’s Board considered the request from Starboard and determined that re-opening the advance notice period would not be in the best interests of Autodesk or its shareholders. Autodesk is confident in this decision and the process followed by the Board, and is looking forward to holding the annual meeting as scheduled on July 16, 2024.

Autodesk has a clear strategy that is working. We are providing our customers with ever more valuable and connected solutions through our investments in cloud, platform, and AI. We are modernizing our go-to-market approach to create more durable and direct relationships with our customers and to serve them more efficiently. And we are transforming our platform to enable greater engineering velocity and efficiency to support a much broader customer and developer ecosystem and marketplace. We are deploying capital with discipline to support these initiatives and to maximize shareholder returns over the long term. We are confident that the improvements to our capabilities and data will drive even greater operational velocity and efficiency within Autodesk and deliver sustainable shareholder value over many years.

Autodesk recently reported a strong start to fiscal 2025, with revenues up 13% year-over-year at constant currency driven by robust demand for our products and services. Our performance was supported by continued solid renewal rates and momentum in new business growth and key performance indicators. We are well positioned to achieve our targets for the year, and we continue to manage our business to balance compounding revenue growth and strong free cash flow margins using a rule-of-40 framework and reaching 45% or more over time.

About Autodesk

The world’s designers, engineers, builders, and creators trust Autodesk to help them design and make anything. From the buildings we live and work in, to the cars we drive and the bridges we drive over. From the products we use and rely on, to the movies and games that inspire us. Autodesk’s Design and Make Platform unlocks the power of data to accelerate insights and automate processes, empowering our customers with the technology to create the world around us and deliver better outcomes for their business and the planet. For more information, visit autodesk.com or follow @autodesk. #MakeAnything

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including quotations from management, statements about our short-term and long-term goals, statements regarding our strategies, market and product positions, performance and results, and all statements that are not historical facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our strategy to develop and introduce new products and services and to move to platforms and capabilities, exposing us to risks such as limited customer acceptance (both new and existing customers), costs related to product defects, and large expenditures; global economic and political conditions, including changes in monetary and fiscal policy, foreign exchange headwinds, recessionary fears, supply chain disruptions, resulting inflationary pressures and hiring conditions; geopolitical tension and armed conflicts, extreme weather events, and the COVID-19 pandemic; costs and challenges associated with strategic acquisitions and investments; our ability to successfully implement and expand our transaction model; dependency on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks, including risks related to the war against Ukraine launched by Russia and our exit from Russia and the current conflict between Israel and Hamas; inability to predict subscription renewal rates and their impact on our future revenue and operating results; existing and increased competition and rapidly evolving technological changes; fluctuation of our financial results, key metrics and other operating metrics; our transition from up front to annual billings for multi-year contracts; deriving a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections; any failure to successfully execute and manage initiatives to realign or introduce new business and sales initiatives, including our new transaction model for Flex; net revenue, billings, earnings, cash flow, or new or existing subscriptions shortfalls; social and ethical issues relating to the use of artificial intelligence in our offerings; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; security incidents or other incidents compromising the integrity of our or our customers’ offerings, services, data, or intellectual property; reliance on third parties to provide us with a number of operational and technical services as well as software; our highly complex software, which may contain undetected errors, defects, or vulnerabilities; increasing regulatory focus on privacy issues and expanding laws; governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls; protection of our intellectual property rights and intellectual property infringement claims from others; the government procurement process; fluctuations in currency exchange rates; our debt service obligations; and our investment portfolio consisting of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors. Our estimates as to tax rate are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act, and could be affected by changing interpretations of that Act, as well as additional legislation and guidance around that Act.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s Form 10-K and subsequent Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACTS:

Investors, Simon Mays-Smith, 415-746-0137, simon.mays-smith@autodesk.com;

Press, Renée Francis, 628-888-4599, renee.francis@autodesk.com, FGS Global: John Christiansen/Jared Levy, Autodesk@FGSGlobal.com

A note about a shareholder action

Today, one of our shareholders, Starboard Value issued a letter about our business. Autodesk has issued a press release in response.

It is not unusual for activist investors to publicly comment on a company’s strategy, operations and financial results, and this is not a cause for concern. Our Board and management team regularly engage with our shareholders, and we appreciate their perspectives and ideas for generating long-term value. Autodesk has engaged with Starboard Value.

Autodesk recently reported a strong start to fiscal 2025, with revenues up 13% year-over-year at constant currency driven by robust demand for our products and services. Our performance was supported by continued solid renewal rates and momentum in new business growth and key performance indicators. We are well positioned to achieve our targets for the year, and we continue to manage our business to balance compounding revenue growth and strong free cash flow margins using a rule-of-40 framework and reaching 45% or more over time.

Starboard Value’s actions may generate news coverage. If you receive an inquiry from the media or other third-parties, we ask that you not respond and instead direct them to Renée Francis at renee.francis@autodesk.com. If you receive an inquiry from an investor, please direct them to Simon Mays-Smith at simon.mays-smith@autodesk.com.

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